                                                                    EXHIBIT 99.4

                         PRO FORMA FINANCIAL STATEMENTS

     The following unaudited pro forma financial statements for the year ended December 31, 1998 give effect to the acquisitions by RailWorks of the 14 companies acquired by RailWorks in August 1998, which are referred to as the Founding Companies, and the 13 companies (including Byler which was acquired on October 22, 1999) acquired by RailWorks after its initial public offering, or IPO, in August 1998 and prior to September 30, 1999, which are referred to as Acquired Companies, as if each had occurred on January 1, 1998. The unaudited pro forma financial statements for the nine months ended September 30, 1999 give effect to the acquisitions of the 11 companies acquired by RailWorks during the nine months ended September 30, 1999, which are referred to as the 1999 Acquired Companies, as if each had occurred on January 1, 1999. The unaudited pro forma balance sheet gives effect to the acquisition of the 1999 Acquired Companies as if each had occurred on September 30, 1999. RailWorks has accounted for all of these acquisitions under the purchase method of accounting.

     The unaudited pro forma statement of operations for the year ended December 31, 1998 includes the results of operations of RailWorks for the year ended December 31, 1998 combined with the results of operations of (1) the Founding Companies (other than Comstock Holdings, Inc.) from January 1, 1998 through July 31, 1998, and (2) Armcore Railroad Contractors, Inc. from January 1, 1998 through November 4, 1998, seven of the 1999 Acquired Companies from January 1, 1998 through December 31, 1998, two of the 1999 Acquired Companies from December 1, 1997 through November 30, 1998 and two of the 1999 Acquired Companies from April 1, 1998 through March 31, 1999 and give effect to the pro forma adjustments related to these transactions all as if each had occurred on January 1, 1998. The unaudited pro forma statement of operations for the nine months ended September 30, 1999 includes the results of operations of RailWorks for the nine months ended September 30, 1999 combined with the results of operations of
(1) FCM Rail, Ltd., F&V Metro Contracting Corp. and affiliates and Gantrex Group from January 1, 1999 through January 31, 1999, (2) McCord Treated Wood, Inc. and Birmingham Wood, Inc. from January 1, 1999 through April 12, 1999, (3) M-Track Enterprises, Inc. from January 1, 1999 through April 30, 1999, (4) PNR Contractors, Inc. from January 1, 1999 through May 18, 1999, (5) Neosho Incorporated and affiliates from January 1, 1999 through May 31, 1999, (6) Earl Campbell Construction Company, Inc. and Wood Waste Energy, Inc. from January 1, 1999 through June 30, 1999 and (7) W. T. Byler Co., Inc. from January 1, 1999 through September 30, 1999 and give effect to the pro forma adjustments related to these transactions all as if each had occurred on January 1, 1999.

     RailWorks has analyzed the savings that it expects to realize from reductions in salaries, bonuses and certain benefits to the owners of the Founding Companies and the Acquired Companies. To the extent the owners of the Founding Companies and the Acquired Companies have contractually agreed to changes in salaries, bonuses, benefits and lease payments, these changes have been reflected in the unaudited pro forma statement of operations.

     Certain pro forma adjustments are based on preliminary estimates, available information and certain assumptions that management deems appropriate and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what RailWorks combined financial position or results of operations would actually have been if such transactions had in fact occurred on those dates and are not necessarily representative of RailWorks' combined financial position or results of operations for any future period. Because the acquired entities were not under common control or management prior to their acquisition by RailWorks, historical combined results may not be comparable to, or indicative of, future performance.

                             RAILWORKS CORPORATION

                       UNAUDITED PRO FORMA BALANCE SHEET
                            AS OF SEPTEMBER 30, 1999
                             (DOLLARS IN THOUSANDS)

                                                                 ACQUISITION
                                                    RAILWORKS        OF
                                                   CORPORATION   W.T. BYLER     PRO FORMA
                                                   HISTORICAL     CO., INC.    ADJUSTMENTS     PRO FORMA
                                                   -----------   -----------   -----------     ---------
                                                 ASSETS
CURRENT ASSETS:
Cash.............................................   $  5,318       $    63       $    --       $  5,381
Accounts receivables.............................    134,359        14,803            --        149,162
Costs and estimated earnings in excess of
  billings on uncompleted contracts..............     52,662           895            --         53,557
Inventories......................................     17,846           253            --         18,099
Prepaid expenses and other current assets........      6,708           227            --          6,935
                                                    --------       -------       -------       --------
          Total current assets...................    216,893        16,241            --        233,134
                                                    --------       -------       -------       --------
Property, plant and equipment, net...............     66,009        11,294            --         77,303
                                                    --------       -------       -------       --------
OTHER ASSETS:
Excess of cost over acquired net assets, net of
  amortization...................................    183,337            --        16,525(a)     199,862
Other............................................     15,170            --            --         15,170
                                                    --------       -------       -------       --------
                                                    $481,409       $27,535       $16,525       $525,469
                                                    ========       =======       =======       ========

                                  LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt.............   $ 11,784       $ 5,722       $    --       $ 17,506
Accounts payable and accrued liabilities.........     54,252         5,148            --         59,400
Accrued interest payable.........................      9,707            --            --          9,707
Accrued payroll and related withholdings.........      3,656           934            --          4,590
Billings in excess of costs and estimated
  earnings on uncompleted contracts..............     13,434         2,906            --         16,340
Other current liabilities........................     14,296         1,079            --         15,375
                                                    --------       -------       -------       --------
          Total current liabilities..............    107,129        15,789            --        122,918
                                                    --------       -------       -------       --------
LONG-TERM LIABILITIES:
Other liabilities................................     10,003            --            --         10,003
Excess of acquired net assets over cost, net of
  amortization...................................      8,491            --            --          8,491
Senior subordinated notes........................    173,938            --            --        173,938
Long-term debt...................................     55,572         1,833        23,400(a)      80,805
                                                    --------       -------       -------       --------
          Total long-term liabilities............    248,004         1,833        23,400        273,237
                                                    --------       -------       -------       --------
          Total liabilities......................    355,133        17,622        23,400        396,155
                                                    --------       -------       -------       --------
STOCKHOLDERS' EQUITY:
Preferred stock..................................         14            --            --             14
Common stock.....................................        139             1             2(a)         142
Additional paid-in capital.......................    123,973            40         2,995(a)     127,008
Accumulated other comprehensive income...........        123            --            --            123
Retained earnings (deficit)......................      2,027         9,872        (9,872)(a)      2,027
                                                    --------       -------       -------       --------
          Total stockholders' equity.............    126,276         9,913        (6,875)       129,314
                                                    --------       -------       -------       --------
                                                    $481,409       $27,535       $16,525       $525,469
                                                    ========       =======       =======       ========

                See Notes to Unaudited Pro Forma Balance Sheet.

                             RAILWORKS CORPORATION

                   NOTES TO UNAUDITED PRO FORMA BALANCE SHEET

     a. To record goodwill and RailWorks's financing of the acquisition of W.T. Byler Co., Inc.

     The adjustments related to the acquisition of W.T. Byler Co., Inc. are based on preliminary estimates of the allocation of the purchase price and are subject to revision.

                             RAILWORKS CORPORATION

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                             (DOLLARS IN THOUSANDS)

                                     FOUNDING                                                             PRO FORMA FOR
                                     COMPANIES                   PRO FORMA                                  FOUNDING
                        RAILWORKS    (THROUGH                       FOR                                     COMPANIES
                       CORPORATION   JULY 31,     PRO FORMA      FOUNDING      ACQUIRED      PRO FORMA    AND ACQUIRED
                       HISTORICAL      1998)     ADJUSTMENTS     COMPANIES   COMPANIES(1)   ADJUSTMENTS     COMPANIES
                       -----------   ---------   -----------     ---------   ------------   -----------   -------------
Revenue..............   $212,533      $56,965     $              $269,498      $275,261      $     --       $544,759
Cost of revenue......    182,817       45,892         (800)(2)    227,052       228,972(2)     (4,910)(2)    451,114
                                                      (857)(3)
                        --------      -------     --------       --------      --------      --------       --------
Gross profit.........     29,716       11,073        1,657         42,446        46,289         4,910         93,645
Selling, general and
  administrative
  expenses...........     17,040        9,033       (2,379)(3)     19,317        30,027       (11,520)(3)     33,035
                                                      (785)(4)                                   (603)(2)
                                                    (2,000)(2)                                 (4,186)(5)
                                                    (1,592)(5)
Non-recurring
  expenses...........     19,965          400      (14,470)(6)         --            --            --             --
                                                      (803)(7)
                                                    (5,092)(8)
Transaction fees.....      1,281           --       (1,281)(9)         --            --            --             --
Loss guarantee.......         --           --           --             --         1,491        (1,491)(10)        --
Depreciation and
  amortization.......      2,105        1,595        1,689(11)      5,389        11,731         2,407(11)     19,527
                        --------      -------     --------       --------      --------      --------       --------
Operating income
  (loss).............    (10,675)          45       28,370         17,740         3,040        20,303         41,083
Other income
  (expense):
  Interest
    income/other
    expense..........      1,634          108           --          1,742         1,840           200(12)      3,782
  Interest expense...     (2,334)        (378)         137(12)     (2,575)       (4,247)          179(12)     (6,643)
                        --------      -------     --------       --------      --------      --------       --------
(Loss) income before
  income taxes.......    (11,375)        (225)      28,507         16,907           633        20,682         38,222
Provision for income
  taxes..............      1,472          453        6,170(13)      8,095          (492)        7,887(13)     15,490
                        --------      -------     --------       --------      --------      --------       --------
    Net (loss)
      income.........   $(12,847)     $  (678)    $ 22,337       $  8,812      $  1,125      $ 12,795       $ 22,732
                        ========      =======     ========       ========      ========      ========       ========

           See Notes to Unaudited Pro Forma Statement of Operations.

                             RAILWORKS CORPORATION

              NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

     1. Excludes results of operations of the two companies acquired by RailWorks in 1998, which are referred to as the 1998 Acquired Companies, from November 4, 1998 to December 31, 1998 because they are included in the Consolidated Financial Statements of RailWorks for the year ended December 31, 1998.

     2. To reflect the reduction of insurance and employee benefit costs realized by RailWorks compared to the combined historical cost incurred by the Founding Companies and the Acquired Companies.

     3. To reduce compensation expense to the level the owners of the Founding Companies and the Acquired Companies have contractually agreed to receive subsequent to the acquisition of their companies. The employment agreements are generally for three years. This amount is net of incremental corporate expenses of $1.6 million.

     4. To reflect the savings realized on a lease renewal by Comstock and a reduction of compensation expense related to personnel of Comstock's former parent.

     5. To eliminate acquisition-related costs incurred by the Founding Companies and certain professional and other costs incurred by the Acquired Companies in anticipation of their acquisition by RailWorks.

     6. To record the issuance of 1,205,872 shares of restricted common stock (with no cash impact to RailWorks) to management, based on the IPO price of $12.00 per share.

     7. To eliminate non-cash compensation expense recorded as a result of the transfer of common stock from certain operating company managers to other employees of such operating companies at the price per share in effect on the date of transfer.

     8. To eliminate non-recurring expenses of RailWorks consisting of $2.9 million related to settlement of employee benefit obligations of one of the operating companies and corporate relocation costs and $2.2 million in estimated legal and settlement costs in connection with former operations of one of the operating companies.

     9. To eliminate offering expenses incurred in connection with the IPO.

     10. To eliminate the loss related to the specific contract performance of an unrelated venture which was guaranteed by one of the acquired companies.

     11. To record goodwill amortization expense using a 40-year estimated life, other intangible assets amortization using a 10-year estimated life and loan origination costs amortization using a 3-year estimated life.

     12. To adjust interest expense and interest income to reflect debt at the rates that would have been in effect for RailWorks in 1998.

     13. To record the incremental provision for federal and state income taxes at an assumed 39.0% effective tax rate increased by the effect of goodwill amortization which is not deductible for income tax purposes.

     The adjustments related to the 1999 Acquired Companies are based on preliminary estimates of the allocation of the purchase price and are subject to revision.

                             RAILWORKS CORPORATION

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                             (DOLLARS IN THOUSANDS)

                                               RAILWORKS         1999                       PRO FORMA
                                              CORPORATION      ACQUIRED      PRO FORMA     FOR ACQUIRED
                                              HISTORICAL     COMPANIES(1)   ADJUSTMENTS     COMPANIES
                                              -----------    ------------   -----------    ------------
Revenue.....................................   $325,908        $94,613        $    --        $420,521
Cost of revenue.............................    253,174(2)      83,146         (2,922)(3)     333,398
                                               --------        -------        -------        --------
Gross profit................................     72,734         11,467          2,922          87,123
Selling, general and administrative
  expenses..................................     31,290          7,141         (2,758)(4)      34,219
                                                                                 (138)(3)
                                                                               (1,316)(5)
Depreciation and amortization...............      9,241(2)       5,460            895(6)       15,596
                                               --------        -------        -------        --------
Operating (loss) income.....................     32,203         (1,134)         6,239          37,308
Other income (expense):
  Interest income/other expense.............      1,713            696             --           2,409
  Interest expense..........................    (12,370)        (1,554)            --         (13,924)
                                               --------        -------        -------        --------
Income (loss) before income taxes...........     21,546         (1,992)         6,239          25,793
Provision for income taxes..................      8,080            178          2,371(7)       10,629
                                               --------        -------        -------        --------
          Net income (loss).................   $ 13,466        $(2,170)       $ 3,868        $ 15,164
                                               ========        =======        =======        ========

           See Notes to Unaudited Pro Forma Statement of Operations.

                             RAILWORKS CORPORATION

              NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

     1. Excludes results of operations of the 1999 Acquired Companies from their respective acquisition dates through September 30, 1999 because they are included in the Consolidated Financial Statements of RailWorks for the nine months ended September 30, 1999.

     2. Depreciation and amortization expense includes $4.9 million of depreciation and amortization expense included in the cost of revenue.

     3. To reflect the reduction of insurance and employee benefit costs realized by RailWorks compared to the combined historical cost incurred by the Founding Companies and the Acquired Companies.

     4. To reduce compensation expense to the level the owners of the Founding Companies and the Acquired Companies have contractually agreed to receive subsequent to the acquisition of their companies. The employment agreements are generally for three years. This amount is net of incremental corporate expenses of $100,000.

     5. To eliminate acquisition-related costs and certain professional and other costs incurred by the 1999 Acquired Companies in anticipation of their acquisition by RailWorks.

     6. To record goodwill amortization expense using a 40-year estimated life.

     7. To record the incremental provision for federal and state income taxes at an assumed 39.0% effective tax rate increased by the effect of goodwill amortization which is not deductible for income tax purposes.

     The adjustments related to the 1999 Acquired Companies are based on preliminary estimates of the allocation of the purchase price and are subject to revision.